SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2007

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Greenwood Square, Suite 101
3333 Street Road, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers

Fiscal 2008 Salary Increases and Fiscal 2007 Incentive Compensation

On October 3, 2007, Orleans Homebuilders, Inc. (the “Company”), thorough its Board of Directors and Compensation Committee, approved the following salary increases and payments of incentive compensation with respect to the Company’s fiscal year ended June 30, 2007:

•                                          Jeffrey P. Orleans, Chairman and Chief Executive Officer—Mr. Orleans’ base salary was increased from $850,000 to $1,100,000, effective July 1, 2007.  Mr. Orleans was not awarded a cash bonus.

•                                          Mr. Michael T. Vesey, President and Chief Operating Officer—Mr. Vesey’s annual base salary was increased from $235,000 to $535,000, effective July 1, 2007.  Mr. Vesey was awarded a discretionary cash bonus of $700,000.

•                                          Mr. Kyle Upper, Executive Vice President—Mr. Upper’s annual base salary was increased from $175,000 to $300,000, effective September 10, 2007.  Mr. Upper was awarded a discretionary cash bonus of $300,000.

•                                          Mr. Thomas Vesey, Executive Vice President, Southern Region—Mr. Vesey’s annual base salary was increased from $175,000 to $300,000, effective September 10, 2007.  Mr. Vesey was awarded a bonus of $268,000 pursuant to the Incentive Compensation Plan for Division Presidents and a discretionary cash bonus of $282,000.

The terms of Mr. Orleans’ employment with the Company are set forth in his written employment agreement with the Company.  None of the other executive officers named above have a written employment agreement with the Company.

Supplemental Executive Retirement Plan

On September 27, 2007, the Company, through its Compensation Committee, approved an amendment and restatement of the Company’s Supplemental Executive Retirement Plan (the “SERP”).  The description of the changes to the SERP set forth below are qualified in their entirety by the text of the SERP, a copy of which is attached hereto as Exhibit 10.1.

•              The definition of “recognized compensation” was amended to permit (but not require) the committee administering the SERP to include special bonuses as part of the calculation of bonuses to be included in SERP calculations at the committee’s discretion (rather than having only “regular” bonuses being taken into account) and to included bonuses based upon the award of the bonus, rather than the payment of the bonus.  The definition was also otherwise modified to permit all bonus compensation to be taken into account appropriately, as some participants receive annual bonuses, while others receive periodic bonuses during the year.

•              The definition “year of service” was changed to include partial years of service (based on full months of service) for benefit determinations.

•              Provisions were added to the SERP to allow the payment of the “Adjusted Target Retirement” benefit to be delayed in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  Generally, the delay will not be more that six months and will apply only to specified “key employees.”  In addition, modifications were made to update references to certain regulations and provide more express examples of necessary compliance in light of regulatory requirements that compliance provisions be explicit, rather than general, in accordance with Section 409A.

•              Modifications were made to the provisions regarding “Early Retirement Benefit” to make more clear that, absent consent to an early retirement benefit, the termination of employment by a participant prior to his or her “Normal Retirement Date” will result in a forfeiture of benefits under the SERP.

•              Modification were made to require the use of a three year compensation average for determining death benefits, rather than compensation only for the year in which death occurs.

•              Section 11.12 was modified to eliminate a change in SERP sponsorship as a result of acquisition of only a minority interest in the Company by another party.

•              Certain provisions were amended to clarify the administration of the SERP, benefit payments in the case of death, the available alternate forms of benefits, forfeiture of benefits, and provisions on the occurrence of a change of control.

•              Additional revisions were made to comply with Section 409A and to make administration of the SERP less burdensome.

Orleans Homebuilders, Inc. Executive Compensation Deferral Plan

On September 27, 2007, the Compensation Committee approved an amendment and restatement of the Orleans Homebuilders, Inc. Executive Compensation Deferral Plan (the “Plan”), effective September 27, 2007.  The description of the changes to the Plan set forth below are qualified in their entirety by the text of the Plan, a copy of which is attached hereto as Exhibit 10.2.

•              Deferral of bonus compensation has been specifically limited to “regular” bonuses, with the ability to defer from an extraordinary bonus only permitted at the discretion of the Plan’s administrative committee, which is currently the Board.

•              Revisions related to the definition of “Committee” were made to make administration of the Plan less burdensome.  These changes are intended to permit a committee appointed by the Board to take discretionary actions with respect to the administration of the Plan and to allow the committee to delegate its responsibilities.  Unless otherwise determined by the Board, the Compensation Committee is the “Committee” under the Plan.

•              Revisions were made to conform certain definitions to the definitions used in the Code or regulations related thereto and to include specific references to sections of the Code or related regulations.

Orleans Homebuilders, Inc. Incentive Compensation Plan

On September 27, 2007, the Compensation Committee adopted an amendment to the Orleans Homebuilders, Inc. Incentive Compensation Plan, effective September 27, 2007, to clarify that the Company need not pay the entire eight percent (8%) of the Company’s “Net Pre-Tax Profits” for any “Plan Year,” as such terms are defined therein.  The description of the changes to the Orleans Homebuilders, Inc. Incentive Compensation Plan are qualified in their entirety by the text of the such plan, a copy of which is attached hereto as Exhibit 10.3.

Division and Regional Presidents 2008 Bonus Plan

Also on September 27, 2007, the Compensation Committee approved an incentive compensation arrangement for its division and regional presidents entitled the Division and Regional Presidents 2008 Bonus Plan (the “Bonus Plan”).  The Bonus Plan will be first effective for the Company’s fiscal year ending June 30, 2008.  The division and regional presidents do not participate in the Orleans Homebuilders Incentive Compensation Plan.  The Bonus Plan replaces the Company’s Incentive Compensation Plan for Division Presidents that was adopted on September 9, 2005.

Payments to division and regional presidents under the Bonus Plan shall be calculated based upon two components: (1) a set percentage of net income before taxes and bonuses for each president’s region or division (as such net income may be adjusted by an amount determined by the Compensation Committee) and (2) the product of a calculation based on division or regional objectives and goals for the officer in question, which are determined on an individual basis and may include all or some of the following: the ability to maintain a budget, new order levels, speculation home inventory levels, backlog, lot development, advertising, sales office expenses, sales commissions, warranty costs and general and administrative expenses.  Each participant in the Bonus Plan must obtain a minimum of 75% of an objective or goal for that objective or goal to be considered in the determination of the bonus payable pursuant to the second part of the bonus calculation.  To obtain the middle bonus payable for an objective or goal, the participant must meet at least 85% of the objective or goal and to obtain the maximum bonus payable for an objective or goal, the participant must meet 100% of the objective or goal.  The performance objectives and personal goals are set at a level that is projected to be an attainable.

The Committee determined that pursuant to the Bonus Plan for the Company’s 2008 fiscal year, the bonus for Mr. Thomas Vesey, Executive Vice President, Southern Region, will be determined as follows: (1) The first part of his bonus will equal 2.5% of the net income before taxes and bonuses for the Southern Region; and (2) for the second part of Mr. Vesey’s bonus, the Company has established performance goals for the Southern Region with respect to the following measures (with the approximate weighting of these measures indicated): new orders (40%), speculative home inventory levels (19%), warranty costs (19%) and general and administrative expenses (22%).

In addition, the Committee determined that pursuant to the Bonus Plan for the Company’s 2008 fiscal year, the bonus for Mr. Kyle Upper, Executive Vice President, Chicago and Florida Regions, will be determined as follows:  (1) The first part of his bonus will equal 3.75% of the net income before taxes and bonuses for the Chicago and Florida Regions; and (2) for the second part of Mr. Upper’s bonus, the Company has established performance goals for the Chicago and Florida regions with respect to the following measures (with the approximate weighting of these measures indicated):  new orders (50%), speculative home inventory levels (10%), warranty costs (10%) and general and administrative expenses (30%).

The Committee may adjust bonuses up or down, as the Committee deems prudent given the totality of the circumstances surrounding a particular bonus award.  Payments pursuant to the Bonus Plan are subject to a $1,000,000 limitation on the aggregate compensation (salary, bonus and other compensation) to any one participant during any fiscal year.

The Company anticipates paying bonuses under the Bonus Plan after it has completed its financial statements for the fiscal year ended June 30, 2008.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Supplemental Executive Retirement Plan

10.2	Orleans Homebuilders, Inc. Executive Compensation Deferral Plan

10.3	Orleans Homebuilders, Inc. Incentive Compensation Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: October 3, 2007
	By:	MICHAEL T. VESEY
Michael T. Vesey
President and Chief Operating Officer